UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2017

BEIGENE, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation)	001-37686 (Commission File Number)	98-1209416 (I.R.S. Employer Identification No.)

c/o Mourant Ozannes Corporate Services (Cayman) Limited

94 Solaris Avenue, Camana Bay

Grand Cayman KY1-1108

Cayman Islands

(Address of principal executive offices) (Zip Code)

+1 (345) 949 4123

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement

Amended Equity Joint Venture Contract and Amended Capital Increase Agreement

On March 7, 2017, BeiGene (Hong Kong) Co., Limited (“BeiGene HK”), a wholly owned subsidiary of BeiGene, Ltd. (the “Company”), entered into an equity joint venture contract and a capital contribution agreement with Guangzhou GET Technology Development Co., Ltd. (“GET”) relating to the formation of BeiGene Biologics Co., Ltd. (the “JV Company”), a Sino-foreign equity joint venture enterprise incorporated under the laws of the People’s Republic of China (“PRC”), to research, develop and produce biologics products in the PRC as previously reported by the Company on Form 8-K on March 7, 2017. On April 11, 2017, BeiGene HK, GET and the JV Company amended the equity joint venture contract and the capital contribution agreement, among other things, to adjust the capital contribution schedules and adjust the initial term of the governing bodies and certain management position. The JV Company also expects to receive additional tax subsidies.

The foregoing descriptions of the terms of the various agreements do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which the Company intends to file as exhibits to a subsequent periodic report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEIGENE, LTD.

Date: April 14, 2017	By:	/s/ Howard Liang
	Name:	Howard Liang
	Title:	Chief Financial Officer and Chief Strategy Officer